As filed with the Securities and Exchange Commission on March 12, 1998
                       Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              DOCTORS HEALTH, INC.
                              --------------------
               (Exact name of issuer as specified in its charter)

            DELAWARE                                     52-1907421
            --------                                     ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

10451 MILL RUN CIRCLE                                        21117
---------------------                                        -----
OWINGS MILLS, MARYLAND                                    (Zip Code)
----------------------
(Address of principal executive offices)

          DOCTORS HEALTH, INC. AMENDED AND RESTATED OMNIBUS STOCK PLAN
          ------------------------------------------------------------
                              (Full title of plan)

   (Name, address and telephone                          (Copy to:)
   number of agent for service)

         STEWART B. GOLD                           JAMES A. GAST, ESQUIRE
            PRESIDENT                               SENIOR VICE PRESIDENT
       DOCTORS HEALTH, INC.                         DOCTORS HEALTH, INC.
10451 MILL RUN CIRCLE, 10TH FLOOR             10451 MILL RUN CIRCLE, 10TH FLOOR
   OWINGS MILLS, MARYLAND 21117                 OWINGS MILLS, MARYLAND 21117
          (410) 654-5800                               (410) 654-5800

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
     Title of                Amount            Proposed maximum          Proposed maximum          Amount of
   securities to              to be             offering price          aggregate offering        registration
   be registered           registered             per share                   price                   fee
----------------------------------------------------------------------------------------------------------------
  Class A Common
 Stock (par value          1,000,000*              $3.50**                 $3,500,000*             $1,032.50*
 $0.01 per share)            shares
----------------------------------------------------------------------------------------------------------------

* Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

** Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee have been computed as of March 6, 1998, the latest practicable date prior to the date of this filing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Not required to be included in the Form S-8 pursuant to Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.
                  ---------------------------------------

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)      Annual Report on Form 10-K for the fiscal year ended June 30,
                  1997.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the registration document referred to in (a) above.

         (c) Description of common stock of the Registrant contained or incorporated in the registration statements filed by the Registrant with the Commission, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such document.

ITEM 4.                  DESCRIPTION OF SECURITIES.
                         -------------------------

         The Registrant is authorized to issue 20,700,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), 10,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), 29,050,000 shares of Class C Common Stock, par value $0.01 per share (the "Class C Common Stock") (the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are hereinafter collectively referred to as the "Common Stock"), 1,000,000 shares of Series A Convertible Preferred Stock, par value $5.00 per share (the "Series A Preferred Stock"), 438,068 shares of Series B Convertible Preferred Stock, par value $11.25 per share (the "Series B Preferred Stock"), 1,500,000 shares of Series C Convertible Preferred Stock, par value $17.50 per share (the "Series C Preferred Stock"), 5,750,000 shares of Series D Preferred Stock, par value $10.00 per share (the "Series D Preferred Stock") (the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are hereinafter collectively referred to as the "Preferred Stock"). Shares of the Preferred Stock are convertible into shares of Class C Common Stock.

         The following summary description of the capital stock of the Registrant is qualified in its entirety by reference to the Registrant's Certificate of Incorporation (the "Charter"), Bylaws, Shareholders and Voting Agreement (the "Shareholders' Agreement"), Shareholders Letter Agreement (the "Letter Agreement"), and the form of Stockholders' Agreement, which are incorporated by reference to the Registrant's prior filings with the Commission into this Registration Statement. Subject to the rights, privileges and restrictions described below, each issued and outstanding share of the Common Stock and the Preferred Stock entitles the holder thereof to one vote on all matters to be voted on by the stockholders of the Registrant. There are no preemptive rights or sinking fund provisions with respect to any of the Registrant's capital stock.

         All shares of the Common Stock are subject to significant restrictions on transfer and will carry a legend to reflect such restrictions. The capital stock may be transferred only as permitted by the Shareholders' Agreement, the Letter Agreement and the Charter. The Shareholders' Agreement contemplates that the Registrant may redeem shares of its stock upon an "Involuntary Transfer" resulting generally from the insolvency of a stockholder, or upon divorce or death of an individual stockholder. Voluntary transfers are permitted only after a stockholder offers its stock, upon the same terms and conditions contained in the offer it wishes to accept, to certain principal and management stockholders on the terms set out in the Shareholders' Agreement. Individual Stockholders may in certain circumstances make estate planning transfers for the benefit of themselves or family members on certain conditions.

         Except as otherwise provided in the Charter, holders of Common Stock are entitled to one vote per share with respect to all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Registrant, holders of Common Stock are entitled to share ratably in assets available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding. The Registrant has not declared any cash dividends with respect to any of its outstanding Common Stock since its inception and does not anticipate declaring any such dividends in the foreseeable future. The Registrant's Charter restricts its ability to declare and pay cash dividends on its Common Stock until such time as all outstanding shares of Preferred Stock have been redeemed or converted and all accrued dividends and interest payable with respect to such shares of Preferred Stock have been paid.

         In general, the rights corresponding to each class of the Registrant's Common Stock may be altered by an amendment to the Registrant's Certificate of Incorporation which requires the affirmative vote of a majority of the votes attributable to all of the outstanding Common and Preferred Stock.

         CLASS A COMMON STOCK

         The holders of the Class A Common Stock, voting separately as a class, are entitled to elect six of the 20 directors of the Registrant (each a "Class A Director"). The affirmative vote of a majority of the stock of Class A Common Stock represented at a meeting at which a quorum is present is sufficient to approve any matter with respect to which such holders are entitled to vote; provided, that the affirmative vote of a plurality of all votes cast shall be sufficient to elect a Class A Director. The holders of Class A Common Stock, at any annual meeting or upon a special meeting called by the holders of not less than 25% of the shares of Class A Common Stock then outstanding, may remove any Class A Director by the affirmative vote of 80% of all of the votes entitled to be cast for such Class A Director.

         CLASS B COMMON STOCK

         The holders of the Class B Common Stock, voting separately as a class, are entitled to elect eight of the 20 directors of the Registrant (each a "Class B Director"). The affirmative vote of a majority of the stock of Class B Common Stock represented at a meeting at which a quorum is present is sufficient to approve any matter with respect to which such holders are entitled to vote; provided, that the affirmative vote of a plurality of all votes cast shall be sufficient to elect a Class B Director. The holders of Class B Common Stock, at any annual meeting or upon a special meeting called by the holders of not less than 25% of the shares of Class B Common Stock then outstanding, may remove any Class B Director by the affirmative vote of at least a majority of all of the votes entitled to be cast for such Class B Director.

         CLASS C COMMON STOCK

         Upon the conversion of all of the Series A Preferred Stock then outstanding into shares of Class C Common Stock, the holders of such Class C Common Stock into which such Series A Preferred Stock has been converted, voting as a single sub-class ("Class C Series A Common Stock"), shall be entitled to elect one of the 20 directors of the Registrant (a "Class C Series A Director"). Upon the conversion of all of the Series B Preferred Stock then outstanding into shares of Class C Common Stock, the holders of such Class C Common Stock into which such Series B Preferred Stock has been converted, voting as a single sub-class ("Class C Series B Common Stock"), shall be entitled to elect one of the 20 directors of the Registrant (a "Class C Series B Director"). Upon the conversion of all of the Series C Preferred Stock then outstanding into shares of Class C Common Stock, the holders of such Class C Common Stock into which such Series C Preferred Stock has been converted, voting as a single sub-class ("Class C Series C Common Stock"), shall be entitled to elect two of the 20 directors of the Registrant (each a "Class C Series C Director"). Upon the conversion of all of the Series D Preferred Stock then outstanding into shares of Class C Common Stock, the holders of such Class C Common Stock into which such Series D Preferred Stock has been converted, voting as a single sub-class ("Class C Series D Common Stock"), shall be entitled to elect two of the 20 directors of the Registrant (each a "Class C Series D Director"). Except with respect to the election of Directors, the affirmative vote of a majority of the stock of Class C Common Stock represented at a meeting at which a quorum is present is sufficient to approve any matter with respect to which such holders are entitled to vote; provided, that the affirmative vote of a plurality of all votes cast by the holders of shares of such Class C Series A Common Stock, Class C Series B Common Stock, Class C Series C Common Stock, or Class C Series D Common Stock, as the case may be, shall be sufficient to elect a Class C Series A Director, Class C Series B Director, Class C Series C Director, or Class C Series D Director, respectively. The Class C Series A Common Stock, Class C Series B Common Stock, Class C Series C Common Stock, or Class C Series D Common Stock, as the case may be, at any annual meeting or upon a special meeting called by the holders of not less than 25% of the shares of such subclass outstanding may remove the Class C Series A, Class C Series B, Class C Series C, or Class C Series D Director, respectively, by the affirmative vote of 80% of all of the votes entitled to be cast for such Director.

         The Charter of the Registrant includes a provision pursuant to which, upon completion of a firm commitment underwritten initial public offering, each share of the Registrant's Class A Common Stock, Class B Common Stock, and Class C Common Stock shall be converted, without any action on the part of the stockholder or the Registrant, into an identical share of the Registrant's Common Stock, and all special rights granted to the holders of Class A, Class B, and Class C Common Stock and to all holders of Series A, Series B, Series C, and Series D Preferred Stock shall cease and terminate.

         The special voting and approval rights of the holders of the Preferred Stock and their rights to require the redemption of the Preferred Stock or to convert such Preferred Stock into Class C Common Stock may prevent the Registrant from consummating one or more transactions, including equity and debt financings that could be beneficial to the Registrant's stockholders. The special voting rights of holders of Preferred Stock could also prevent the Registrant from entering into various transactions such as mergers, consolidations, or transfers of all or substantially all of the assets of the Registrant which might result in a change in control of the Registrant.

ITEM 5.                  INTERESTS OF NAMED EXPERTS AND COUNSEL.
                         --------------------------------------

         Certain legal matters in connection with the issuance of the Common Stock offered by the Registrant pursuant to this Registration Statement are being passed upon for the Registrant by James A. Gast, Esquire, who is an officer of the Registrant. As of March 12, 1998, Mr. Gast owned no shares of the Company's Common Stock and he held options to purchase 30,000 shares of the Company's Class A Common Stock, of which no options were presently exercisable. Mr. Gast is a participant in the Doctors Health, Inc. Amended and Restated Omnibus Stock Plan.

ITEM 6.                  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                         -----------------------------------------

         The Certificate of Incorporation of the Registrant provides for indemnification and limitation of liability of directors and officers of the Registrant in Articles VI and VII as follows:

                                   ARTICLE VI
                                   ----------

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this ARTICLE VI by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII
                                  -----------

                  1. Indemnification Of Directors, Officers, Employees Or Agents. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. For purposes of this ARTICLE VII, any person who, pursuant to a provision in this Certificate of Incorporation, exercises or performs any of the powers or duties conferred or imposed upon the Board of Directors of the Corporation shall be entitled to all the benefits conferred upon directors and officers of the Corporation (including without limitation, the right to indemnification and advancement of expenses) set forth in this ARTICLE VII.

                  If approved by the Board of Directors, the Corporation may indemnify its employees and agents in connection with their services in such capacities upon the same terms and conditions of indemnification available to the Corporation's directors and officers pursuant to Sections 1 and 2 of this ARTICLE VII.

                  The Board of Directors may by resolution or agreement make further provision for indemnification of directors, officers, employees and agents of the Corporation.

                  2. Indemnification In Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  3. Indemnification For Expenses In Certain Cases. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this
         ARTICLE VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  4. Procedure. Any indemnification under Sections 1 and 2 of this ARTICLE VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

                  5. Advances For Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VII. Such expenses (including attorneys' fees) incurred by employees and agents may be so paid upon such terms and conditions, if any, as determined by the Board of Directors.

                  6. Rights Not-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this ARTICLE VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VII.

                  8. Definition Of Corporation. For the purposes of this ARTICLE VII, references to "the Corporation" include the Corporation and all constituent corporations absorbed in a consolidation or merger which, if its existence had continued would have had the power and authority to indemnify its directors and officers, as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this ARTICLE VII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                  9. Survival Of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this ARTICLE VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No subsequent amendment of this ARTICLE VII shall diminish the rights hereunder of any director, officer, employee or agent with respect to any action taken or claim made prior to such amendment.

         The Registrant's Amended and Restated By-laws provide for similar indemnification and limitation of liability of directors and officers of the Registrant in Article XI as follows:

                  To the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors, officers, agents and employees and those persons who, at the request of the Corporation serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities against any and all liabilities incurred in connection with their services in such capacities to the extent determined appropriate by the Board of Directors. To the extent required by the Charter or applicable law, the Corporation shall indemnify such individuals.

[Note: The Company intends to revise the Bylaws to refer to Delaware General Corporation Law.]

                  Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

                  Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         As permitted under Section 145(g) of the General Corporation Law of the State of Delaware, the Registrant has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such whether or not the Registrant would have the power to indemnify such persons under the provisions of the Delaware law governing indemnification.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.
                  -----------------------------------

                  Not applicable.

ITEM 8.           EXHIBITS.
                  --------

Exhibit
Number            Description
-------           -----------

    4.1 Certificate of Incorporation of the Registrant dated September 29, 1997 (filed herewith)

    4.2 Amended and Restated Bylaws of the Registrant, effective July 15, 1997 (incorporated herein by reference to Exhibit
                  3.4 filed with the Registrant's Current Report on Form 8-K filed on July 21, 1997)

    4.3           Shareholders  and  Voting  Agreement,   dated  July 15,   1997
                  (incorporated herein by reference to Exhibit 10.4 filed with the Registrant's Current Report of Form 8-K filed on July 21, 1997)

    4.4 Form of Shareholders Letter Agreement (incorporated herein by reference to the Prospectus Supplement to the Registration Statement filed on August 29, 1997)

    4.5           Form of Stockholders Agreement (filed herewith)

    5 Opinion of James A. Gast, Esquire, Regarding the Legality of the shares of Common Stock (contains Consent of Counsel) (filed herewith)

    23.1          Consent of Independent Public Accountants (filed herewith)

    23.2          Consent of  Independent Public Accountants (filed herewith)

    23.3          Consent of Counsel (included in Exhibit 5)

    24            Power of Attorney  (filed herewith)

ITEM 9.           UNDERTAKINGS.
                  ------------

                The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any  prospectus  required by section
10(a)(3) of  Securities  Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Owings Mills, Maryland, on this 12th day of March, 1998.

                                      DOCTORS HEALTH, INC.

                                      By: /s/ Stewart B. Gold
                                          -------------------
                                          Stewart B. Gold
                                          President and Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                            TITLE                                         DATE
---------                                            -----                                         ----
/s/ Stewart B. Gold                     Chief Executive Officer, President, Director           March 11, 1998
------------------------------------        (Principal Executive Officer)
Stewart B. Gold


/s/ John R. Dwyer, Jr.                  Chief Financial Officer, Treasurer and                 March 11, 1998
------------------------------------        Director (Principal Financial Officer)
John R. Dwyer, Jr.


/s/ Kyle R. Miller                      Vice President of Finance                              March 11, 1998
------------------------------------        (Principal Accounting Officer)
Kyle R. Miller


/s/ Thomas G. Mendell                   Director                                               March 11, 1998
------------------------------------
Thomas G. Mendell

/s/ Eric R. Wilkinson                   Director                                               March 11, 1998
------------------------------------
Eric R. Wilkinson

                A majority of the Board of Directors (Alan L. Kimmel, M.D., Robert A. Barish, M.D., Richard L. Diamond, M.D., John R. Dwyer, Jr., Mark H. Eig, M.D., Stewart B. Gold, Robert G. Graw, Jr., M.D., Albert Herrera, M.D., Richard R. Howard, William D. Lamm, M.D., J. David Nagel, M.D., D. Alexander Rocha, M.D.)

*By /s/ Stewart B. Gold                              Date:  March 11, 1998
    -------------------------------------
Stewart B. Gold
Attorney-in-Fact

                                 EXHIBIT INDEX

      Exhibit                                  Description
       Number

    4.1 Certificate of Incorporation of the Registrant, dated September 29, 1997 (filed herewith)

    4.2                   Amended and Restated Bylaws of the  Registrant,
                          effective  July 15,  1997 (incorporated   herein  by
                          reference to Exhibit 3.4 filed with the Registrant's Current Report on Form 8-K filed on July 21, 1997)

    4.3 Shareholders' and Voting Agreement, dated July 15, 1997 (incorporated herein by reference to Exhibit 10.4 filed with the Registrant's Current Report of Form 8-K filed on July 21, 1997)

    4.4 Form of Shareholders Letter Agreement (incorporated herein by reference to the Prospectus Supplement to the Registration Statement filed on August 29,
                          1997)

    4.5                   Form of Stockholders Agreement

    5 Opinion of James A. Gast, Esquire, Regarding the Legality of the shares of Common Stock (contains Consent of Counsel)

    23.1                  Consent of Independent Public Accountants

    23.2                  Consent of Independent Public Accountants

    23.3                  Consent of Counsel (contained in Exhibit 5)

    24                    Power of Attorney